                     MODIFICATION AND AMENDMENT AGREEMENT

THIS MODIFICATION AND AMENDMENT AGREEMENT (hereinafter "Agreement"), made this 20th day of June, 1996, by and between ARVCO REALTY, Agent for SORRENTO PARK INVESTMENTS, a California Limited Partnership, having its principal office and place of business at 4655 Cass St., Ste. 400, San Diego, CA 92109 (hereinafter "Lessor"), and SPACE ELECTRONICS, INC., having its principal office and place of business at 4031 Sorrento Valley Blvd., San Diego, CA 92121 (hereinafter "Lessee").

WITNESSETH:

By executed Lease Agreement dated May 9, 1995 (hereinafter ("Lease"). Lessor leased to Space Electronics, Inc., as Lessee, the real property and improvements located at 4031 Sorrento Valley Blvd., San Diego, CA 92121.

WHEREAS, it is the mutual desire of the parties hereto to amend the Lease.

NOW, THEREFORE, in consideration of the premises and the covenants herein contained, it is mutually hereby agreed as follows, to wit:

1. Lessee shall lease the additional space (hereinafter "Addition"), in the building known as 4031 Sorrento Valley Blvd., San Diego, CA 92121, as shown on the attached Exhibit A. The Premises as defined in the Lessee shall include the total area in the 4031 building.

2. Rent for the Addition shall commence July 15, 1996, and Lessor shall give possession to Lessee immediately upon execution of this Agreement.

       Rent for the entire Premises commencing July 1, 1996, shall be as follows:

              July 1, 1996 through July 31, 1996             $9,640.00/month
              Aug. 1, 1996 through July 31, 1997            $11,849.60/month
              Aug. 1, 1997 through July 31, 1998            $12,602.10/month
              Aug. 1, 1998 through July 31, 1999            $13,431.20/month


3. The security deposit shall be increased by $3,800.00 and paid upon execution of this Agreement, making a total security deposit in the amount of $11,540.00.

4. Lessor shall immediately upon Agreement execution, complete the following modifications and Improvements to the Addition:

       (a) Lessor shall place all existing heating, ventilating and air conditioning systems (HVAC) in good operating condition and provide Lessee with a 30-day warranty for all parts and repairs. Thereafter, Lessee shall maintain and repair all HVAC systems within the Addition.

       (b) Replace or repair any damaged or stained ceiling tiles to match as close as possible to existing ceiling tiles.

       (c) Place all existing light fixtures and existing electrical systems in good operating condition. Lessor shall not be responsible for any upgrades to the existing electrical systems.

       (d) All plumbing in the existing bathroom shall be placed in good operating condition.

       All other Improvements or modifications to the Premises shall be at Lessee's sole cost and expense and subject to prior written approval from Lessor as stated in the Lease.

5. In addition to the foregoing modifications and improvements, Lessor shall pay to Lessee, within five (5) days of completion and delivery of lien releases, an amount of $10,000.00 for the following improvements to be completed by Lessee in the Addition:

       (a) Patching, repairing and painting of existing walls and interior doors.

       (b) Installing new carpet in the areas mutually agreed upon by Lessor and Lessee.

       (c) Removal of carpet in specified areas and cleaning of tiles underneath.

       (d) Cleaning and/or stretching, if possible, or specified carpeted areas.

6. Paragraphs 49 and 50 of the Lease are hereby deleted upon execution of this Agreement, and the temporary lease arrangement letter dated November 14, 1995, for a portion of the Addition shall be canceled, effective July 1, 1996.

7. All other terms and conditions of the Lease not modified herein shall remain in full force and effect.

IN WITNESS HEREOF, the parties hereto have executed this Agreement to date and year first above written.

SPACE ELECTRONICS, INC.                   ARVCO REALTY, Agent for Lessor



By:  /s/ Robert Czajkowski                 /s/ Joan M. Barnes
   -----------------------------          -------------------------------
   Print Name: Robert Czajkowski          Joan M. Barnes
              ------------------
   Title:   CEO
         -----------------------


Date:  3-6-96

                                  EXHIBIT A




                                 [FLOOR PLAN]




                                  FLOOR PLAN

                       4031 SORRENTO VALLEY BOULEVARD

                     MODIFICATION AND AMENDMENT AGREEMENT

THIS MODIFICATION AND AMENDMENT AGREEMENT (hereinafter "Agreement"), made this 24th day of September, 1997, by and between ARVCO REALTY, Agent for SORRENTO PARK INVESTMENTS, a California Limited Partnership, having its principal office and place of business at 4655 Cass St., Ste. 400, San Diego, CA 92109 (hereinafter "Landlord"), and SPACE ELECTRONICS, INC., having its principal office and place of business at 4031 Sorrento Valley Blvd., San Diego, CA 92121 (hereinafter "Tenant"),

WITNESSETH:

By executed Lease Agreement dated May 9, 1995 (hereinafter "Lease"), and subsequent Modification Amendment Agreement dated June 20, 1996, Landlord leased to Tenant, the real property and Improvements located at 4031 Sorrento Valley Blvd., San Diego, CA 92121. (hereinafter "Premises").

WHEREAS, it is the mutual desire of the parties hereto to amend the Lease.

NOW, THEREFORE, in consideration of the premise and the covenants herein contained, it is mutually hereby agreed as follows, to wit:

1. Tenant shall lease the additional building known as 4025 Sorrento Valley Blvd., San Diego, CA 92121 (hereinafter "Addition"), as shown on the attached Exhibit C. The Premises shall include the total area in the 4025 building, approximately 12,000 square feet. The term shall be four (4) years, commencing November 1, 1997, and expiring October 31, 2001.

2. Rent for the Addition shall commence November 1, 1997. Tenant is currently subleasing a portion of existing building and will take over entire building as of November 1, 1997.

       Rent for the Addition commencing November 1, 1997, shall be as follows:

              November 1, 1997 through October 31, 1998      $11,160.00/mo.
              November 1, 1998 through October 31, 1999      $11,718.00/mo.
              November 1, 1999 through October 31, 2000      $12,305.00/mo.
              November 1, 2000 through October 31, 2001      $12,918.00/mo.

3. The security deposit shall be $11,160.00, and paid upon execution of this Agreement.

4. Landlord and Tenant, upon document execution, agree to the following terms and conditions for the Addition:

       (a) Lessor shall place all existing heating, ventilating and air conditioning systems (HVAC) in good operating condition and provide Tenant with a 30-day warranty for all parts and repairs. Thereafter, Tenant shall maintain and repair all HVAC systems with the Addition.

       (b) Landlord acknowledges that certain Liebert units are old and will need replacement in the near future. Landlord agrees to replace units as needed and at his sole discretion, with Tenant paying one-third (1/3) of the cost and Landlord paying two-thirds (2/3) of the cost for the first year of the term of the Lease. Thereafter, Landlord agrees to replace units as needed, and at his sole discretion, with Tenant paying one-half (1/2) of the cost and Landlord paying one-half (1/2) of the cost. Tenant must have a maintenance contract with an HVAC company for regular maintenance and repairs.

       (c) Tenant has performed a walk-through of the premises and is satisfied with the condition of the building. Lessee agrees to take the building in "as is" condition.

              All other improvements or modifications to the Premises shall be at Tenant's sole cost and expense and subject to prior written approval from Landlord as stated in the Lease.

5. Additionally, Tenant agrees to extend the lease term for the Premises known as 4031 Sorrento Valley Blvd. for two (2) years and three (3) months, commencing August 1, 1999, and expiring October 31, 2001.

       Rent for the 4031 Building commencing on August 1, 1999, shall be as follows:

              August 1, 1999 through July 31, 2000           16,719.50/mo.
              August 1, 2000 through July 31, 2001           17,555.00/mo.
              August 1, 2001 through October 31, 2001        18,432.75/mo.

6. Landlord agrees to replace HVAC units on roof of 4031 Sorrento Valley Blvd. on an as needed basis, and at his sole discretion, at his sole cost. Tenant must have a maintenance contract with an HVAC company for regular maintenance and repairs.

7. All other terms and conditions of the original Lease Agreement and subsequent Modification and Amendment Agreement dated June 20, 1996, not modified herein, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to date and year first above written.

Tenant:                                   Landlord:

SPACE ELECTRONICS, INC.                   ARVCO REALTY



By:  /s/ Bob Czajkowski                 /s/ Joan M. Barnes
     ------------------                 ------------------
     Bob Czajkowski                     Joan M. Barnes

   Title:   Chief Executive Officer


Date:  10/24/97
     ----------

                                  [FLOOR PLAN]

PROPERTY ADDRESS:   SORRENTO PARK INVESTMENTS
                  ------------------------------
                    4031 Sorrento Valley Blvd.
                  ------------------------------
                    San Diego, CA 92121
                  ------------------------------



                                 LEASE SUMMARY



TENANT:  SPACE ELECTRONICS, INC.
        -------------------------------------------------

CONTACT:  Bob Czajkowski               PHONE:  (619)452-4167
         -------------------------            -------------------------
          Ed Li
          Dave Strobol
USE OF PREMISES:  Offices/Lab area
                 ------------------------------------------------------

SECURITY DEPOSIT:  $7,740.00*          PAID ON:
                  ----------------              -----------------------
1ST MONTH'S RENT:  $7,740.00           PAID ON:
                  ----------------              -----------------------

***$5,032.00 carried over from previous lease dated October 15, 1992, balance of $2,708.00 due upon execution of this lease.

LEASE TERM:  Four (4) Years
            ----------------------

OTHER:
            ----------------------

TOTAL SQ. FT. IN
LEASED SPACE:      12,900
              --------------------

                               ARVCO REALTY, INC.
                            4685 Case St., Suite 400
                      P.O. Box 90948, SAN DIEGO, CA 92169
                      (619) 272-7070  FAX: (619) 272-7079


                              BUSINESS PARK LEASE

THIS LEASE is made this 9th day of May, 1995, at San Diego, California, by and between ARVCO REALTY, Agent for SORRENTO PARK INVESTMENTS and:

                             SPACE ELECTRONICS, INC.

hereafter called respectively Lessor and Lessee, without regard to number and gender.

1. PREMISES: Lessor hereby leases to Lessee and Lessee hereby hires, upon the conditions and covenants herein set forth, the property described as follows, and hereinafter referred to as "the premises:"

             4031 Sorrento Valley Boulevard, San Diego, CA  92121

2. TERM: The term of this lease shall be Four (4) Years, commencing August 1, 1995, and terminating on July 31, 1999, unless extended or sooner terminated in accordance with terms of this lease. If Lessee shall take occupancy on a day other than the first day of the month, the term of this lease has been extended by the number of days remaining in the first month of occupancy. In the event, for any reason, Lessor cannot deliver possession on the commencement date set forth above, this lease shall remain in full force and effect provided that Lessee shall not be required to pay any rent until date possession is delivered. In the event of such entry into possession by Lessee at a date subsequent to the commencement date set forth above, the term of this lease shall be extended by the number of days of such delay.

3. RENTAL: The total rent for the term of this lease shall be $306,442.00, plus adjustments as provided herein, without offset or deduction, which Lessee agrees to pay to Lessor at the office of ARVCO REALTY, Suite 400, 4685 Case Street, San Diego, California 92109 or, if mailed, send to P.O. Box 90948, San Diego, CA 92169 or at such other place as Lessor shall designate in writing,
payable in monthly installments of $ **   , payable in advance on the FIRST DAY
OF EACH CALENDAR MONTH of the term of this lease, commencing on the first day of the term hereof and continuing throughout the term of this lease, except that if the commencement date of this lease is a date other than the first day of the month, then rent for the second month of the lease term shall be $N/A. WITHOUT EXCEPTION, THERE IS A $25.00 CHARGE ON ALL RETURNED CHECKS.

**  See Article #47 for Rent Schedule

4. SECURITY DEPOSIT: (a) Lessee shall deposit with Lessor the sum of ***$7,740.00, as a security for full performance of the obligation of this Lease. Should any portion of this deposit be used, Lessee shall within five
(5) days of notice from Lessor, deposit such additional amount as is necessary to restore deposit to original amount. If Lessee shall be in default in payment of rent or any other covenant herein, Lessor may use all of any of such deposit to cure such default, or to repair damages to the premises caused by Lessee, or to clean premises on termination, or for costs of recovery of possession. If Lessee is not in default at termination of this lease, Lessor shall return such deposit to Lessee within thirty (30) days. Lessor's obligation for such deposit is that of a debtor, not a trustee, and the money may be commingled or dissipated and no interest shall accrue thereon. THE SECURITY DEPOSIT SHALL NOT BE USED AS LAST MONTH'S RENT.

     (b) In the event of sale of Building by Lessor, Lessor may transfer any sums received as deposit from Lessee to the purchaser and shall be thereafter discharged of further liability upon notice of such transfer to Lessee giving name and address of transferee.

***$5,032.00 carried over from previous lease dated October 15, 1992, balance of $2,708.00 due upon execution of this lease.

6. LATE CHARGE: Lessee shall be liable for and pay promptly without specific demand therefore, a service charge equal to ten (10%) percent of the monthly rent or Twenty ($20.00) Dollars, whichever is greater, in addition to rent due, in the event, and each such event, that the rent is not paid and RECEIVED in Lessor's office in advance BY THE 5TH OF THE MONTH, unless postmarked on or prior to the first of the month.

7.   USE: (a) Lessee agrees to use the leased premises for the purpose of:

Offices/Lab Area

and for no other purpose without the written consent of Lessor; personally to supervise the operation of said business and to see that it is conducted in a businesslike manner and in such manner that it shall not become a public nuisance or interfere in any way with rights of the other tenants or occupants of the land or building of which the leased premises are a part in their right to the peaceful enjoyment of their premises on or in said land or building; neither to use or permit to be used the leased premises for immoral purposes or in any way that would be a violation of any Federal, State, or local law, regulation, or ordinance, that would injure the reputation of the premises, said land and building, or the neighborhood, or that would constitute a violation of any conditions or restrictions of record affecting the leased premises or said land or building; to keep the leased premises, storefront, including sidewalks and driveways adjacent thereto, and identification signs, AT HIS OWN EXPENSE, safe, secure, clean, sightly, and in a wholesome condition at all times, abiding by all health and sanitation regulations and requirements.

     (b) It is understood that the premises are subject to restrictions contained in the Declaration of Restrictions recorded April 30, 1968 as instrument number 72080 in the office of the San Diego County Recorder, and Lessee's use and occupancy shall be subject to the restrictions as to use and occupancy contained therein. A copy of said Declaration of Restrictions is available to Lessee, in the Lessor's office.

8.   UTILITIES:     Lessee agrees hereby to pay promptly all costs for gas,
electricity, telephone, and Lessor shall have no responsibility therefore.

9.   PROHIBITED USES:     Lessee shall not use, or permit said premises or
any part thereof to be used, for any purpose or purposes other than the purpose or purposes for which the said premises are hereby leased, and no use shall be made or permitted to be made of the said premises, nor [ILLEGIBLE] [ILLEGIBLE], which will cause an increased rate of or cancellation of any insurance policy covering said building or any part thereof, in or about said premises, any article which may be prohibited by the standard form of fire insurance policies. Lessee shall, at his sole cost and expense, comply with any and all requirements, pertaining to said premises, of any Insurance organization or company, necessary for the maintenance of insurance, as herein provided, covering any building and appurtenances at any time located on said premises.

10. CONDITION AND MAINTENANCE OF PREMISES: (a) Lessee's acceptance of possession of the premises shall constitute Lessee's acknowledgement that the premises are in good and tenantable condition. Lessee understands and acknowledges that the lease premises were constructed a number of years ago and may not be in compliance with all Federal, State and local regulations, including "The Americans with Disabilities Act of 1990" for your proposed business. Should any standard or regulation now or hereafter be imposed on Lessor or Lessee by any body, State or Federal, charged with the establishment, regulation, and enforcement of occupational health or safety standards or other standards for employers, employees, lessors, lessees, or the premises, then Lessor agrees, at his sole cost and expense, to comply promptly with such standards or regulations, provided the condition existed prior to the commencement date of the lease and which constitutes a violation of any law or regulation. However, if violation pertains to the Lessee's specific and particular use of the premises and directly results from such use, Lessee shall be responsible for all costs to comply.

     (b) Lessee shall keep and maintain the entire premises in as good, clean, and sanitary order, condition, and repair, INCLUDING MAINTENANCE AND REPAIR OF AIR CONDITIONING UNITS UP TO $100.00 PER UNIT PER YEAR PROVIDED LESSEE KEEPS A MAINTENANCE CONTRACT THROUGHOUT THE TERM OF THE LEASE IN PLACE TO SERVICE ALL UNITS QUARTERLY, WATER HEATERS, ALL PLUMBING, ELECTRICAL, LIGHTING, FIXTURES, ETC., as they shall be upon the commencement of the term of this lease. repairs of $100.00 or more paid by Lessor. If Lessee fails to keep and maintain the premises as aforesaid and such failure is not cured within ten (10) days after Lessor's written notice to Lessee of such failure, then Lessor shall have the option (but not the obligation) to enter upon the premises and clean, repair, or otherwise maintain the same to the extent that Lessee has failed to do so. The costs and expenses incurred by Lessor in so doing shall be payable by Lessee to Lessor promptly upon demand or, at the option of Lessor, shall be included in the next basic monthly rent installment. Lessee waives right to make repairs at the expense of Lessor as provided in Section 1942 of the Civil Code of the State of California, and all rights provided by Section 1941 of said Civil Code, to the extent that such rights may be legally waived. On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the premises to Lessor in the same condition as when received, scrubbed clean, ordinary wear and tear excepted. Attached inventory sheet shall be used as a basis for determining the original condition of the space.

     (c) All fixtures remaining on the premises when the tenancy terminates become the property of the Lessor.

     (d) Lessor, after the commencement of this lease, shall NOT BE REQUIRED TO MAKE ANY EXPENDITURE whatsoever in connection with this lease or to make any alterations OR REPAIRS to maintain the premises IN ANY WAY during the term hereof, except that Lessor shall maintain exterior walls, the structural portions of the floor, the sidewalks, and the roof in good repair. Lessee shall diligently maintain, at their expense, the storefront, windows, doors, and floor covering.

11.  WASTE:     Lessee shall not commit, or suffer to be committed, any waste upon the said premises, or any nuisance or maintenance of pets (cats, dogs, birds, etc.).

13.  LOCKS AND KEYS:     Lessor shall provide Lessee with one set of keys to
exterior doors and premises. Lessee shall not secure doors by additional locking mechanisms nor by changing present locks, unless required by circumstances of conduct of business, in which event Lessee shall notify Lessor. In the case of Lessor not being able to have access to premises during an emergency, due to aforementioned circumstances, or due to other reasons beyond control of Lessor, Lessee and his agents assume full responsibility for damages done to these or adjacent premises due to fire, explosion, flooding, or other damaging circumstances originating in or spreading through the demised premises. Upon termination of his tenancy, Lessee shall return all keys to the premises to Lessor, and if keys are not returned or if the locks have been changed without Lessor's permission, Lessee shall pay the cost of replacing the keys or changing the locks, as the case may require. AFTER EXPIRATION OF THE LEASE, AND FAILURE TO TURN IN KEYS, DENYING LESSOR'S ACCESS, RENT SHALL ACCRUE UNTIL KEYS ARE DELIVERED TO LESSOR.

14.  ABANDONMENT:     Lessee shall not vacate or abandon the premises at any
time during the term of the lease without notifying Lessor. The vacation or abandonment for a period of five (5) days without said notice to Lessor is considered an abandonment and default under the lease. If Lessee shall abandon, vacate, or surrender said premises, or be dispossessed by process of law or otherwise, any personal property belonging to Lessee and left on the premises for a period of five (5) days or longer shall be deemed to be abandoned, at the option of Lessor.

15. ENTRY BY LESSOR: Lessee shall permit Lessor and his agents to enter into and upon said premises at all reasonable times without prior notice for the purpose of inspecting the same, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, without any rebate of rent and without any liability to Lessee for any loss of occupation or quiet enjoyment of the premises thereby occasioned; and shall permit Lessor and his agents, at any time within six (6) months prior to the expiration of this lease, to place upon said premises any unusual or ordinary "to let" or "to lease" signs and to exhibit the premises to prospective tenants at reasonable hours.

Due to proprietary nature of Lessee's manufacturing and other processes related to Lessee's business, Lessor or Lessor's agents shall give adequate notice to enter upon said premises so as not to disturb or interfere with any testing or business meeting planned or in progress.

16.  ESTOPPEL CERTIFICATE:     If Lessor is not in default in performance of
any of the terms, covenants and conditions of this lease, Lessee shall, on demand, acknowledge and deliver to Lessor or any mortgagee, without charge, a duly executed certificate, certifying that this lease is valid and subsisting and in full force and effect and that Lessor, at the time, is not in default under any terms or provisions of this lease.

17.  NOTICES:     All notices, demands, or other writings in the lease
provided to be given, made, or sent, or which may be given, made, or sent, by either party hereto to the other, shall be deemed to have been given, made, or sent when made in writing and deposited in the United States mail, postage prepaid, and addressed as follows:

                        To Lessor:     P.O. Box 9094B
                                       San Diego, CA 92169

                        To Lessee:     At the referenced premises in Article 1

The address to which any notice, demand, or other writing may be given, made, or sent to any party as above provided may be changed by written notice given by such party as above provided.

18.  PERSONAL PROPERTY TAXES:     Lessee agrees to pay prior to delinquency
all taxes, assessments, license fees, or other charges made against or levied upon the fixtures, furnishings, Lessee's improvements, merchandise, or other personal property of Lessee, or upon the business of Lessee, or upon the use to which the Premises are put by Lessee.

19. MECHANIC'S LIEN: Lessee agrees to keep the leased premises free from all mechanic's liens or other liens or of like nature arising because of work done or materials furnished upon the leased premises at the instance of or on behalf of Lessee.

20. DEFAULT: The occurrence of any of the following shall constitute a material default and breach of the lease by Lessee:

     (a) Any failure by Lessee to pay the rental or to make any other payment required to be made by Lessee hereunder (where such failure continues for three (3) days after written notice thereof by Lessor to Lessee). If Lessee fails to pay rent due within the five day (5 day) period specified in Article 6 above in two (2) of any four (4) consecutive months, and Lessor has given Lessee written notice of such failure, Lessor's acceptance of late rent and the service charge provided for in Article 6 does not waive default under this paragraph.

     (b)  The abandonment or vacation of the premises by Lessee.

     (c) A failure by Lessee to observe and perform any other provision of this lease to be observed or performed by Lessee, where such failure continues for thirty (30) days after written notice thereof by Lessor to Lessee; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within such thirty-day (30-day) period, Lessee shall not be deemed to be in default if Lessee shall within such period commence such cure and thereafter diligently prosecute the same to completion.

     (d) The making by Lessee of any general assignment for the benefit of creditors; the filing by or against Lessee of a petition to have Lessee adjudged bankrupt or of a petition for re-organization of arrangement under any law relating to bankruptcy; the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the premises; or the attachment, execution, or other judicial seizure of substantially all of Lessee's assets located at the premises or of Lessee's interest in this lease, where such seizure is not discharged within thirty
(30) days.

21. SECURITY INTEREST: To secure the payment of all rent due and to become due hereunder and the faithful performance of all of the other covenants of this lease required to be performed by Lessee, Lessee hereby gives to Lessor an express contract lien on and security interest in all property, chattels, or merchandise which may be placed in the premises and also upon all proceeds of any insurance which may accrue to Lessee by reason of damage to or destruction of any such property, chattels, or merchandise. All exemption laws are hereby waived by Lessee. This lien and security interest are given in addition to the Lessor's statutory liens and shall be cumulative thereto. This lien and security interest may be foreclosed with or without court proceedings, by public or private sale, upon not less than twenty (20) days prior notice, and Lessor shall have the right to become purchaser upon being the highest bidder at such sale. Upon request of Lessor, Lessee shall execute Uniform Commercial Code financing statements relating to aforesaid security interest.

22. REMEDIES UPON DEFAULT: Lessor and Lessee agree as follows upon Lessor's remedies for any default by Lessee as set forth in Article 20 above:

     (a) In the event of any such default by Lessee, then in addition to any other remedies available to Lessor at law or in equity, Lessor shall have the immediate option to terminate this lease and all rights of Lessee hereunder by giving written notice of such intention to terminate. In the event that Lessor shall elect to so terminate this lease, then Lessor may recover from
Lessee:

          (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

          (ii) the worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the time of award, exceeds the amount of such rental loss Lessee proves could have been reasonably avoided; plus

          (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss Lessee proves could be reasonably avoided; plus

          (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform his obligations under this lease which in the ordinary course of things would be likely to result therefrom; and

          (v) at Lessor's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

     (b) The term "rent," as used herein, shall be deemed to be and to mean the minimum rental and all sums required to be paid by Lessee pursuant to the terms of this lease.

     (c) As used in subparagraphs (a) (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the rate of ten (10%) percent per annum. As used in subparagraph (a) (iii), the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one (1%) percent.

     (d) In the event of any such default by Lessee, Lessor shall also have the right, with or without terminating this lease, to re-enter the premises and remove all persons and property from the premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee.

     (e) In the event of the vacation or abandonment of the premises by Lessee, or in the event that Lessor shall elect to re-enter as provided in paragraph (d) above or shall take possession of the premises pursuant to legal proceeding or to any notice provided by law, then if Lessor does not elect to terminate this lease as provided in paragraph (a) above, then Lessor may from time to time, without terminating this lease, either recover all rental as it becomes due or relet the premises or any part thereof for such term or terms and conditions as Lessor in his sole discretion may deem advisable with the right to make alterations and repairs to the premises.

     (f) In the event that Lessor shall elect to so relet, then rentals received by Lessor from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the premises; fourth, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Lessor and applied in payment of future rent as the same may become due and payable hereunder. Should that portion of such rentals received from such reletting during any month, which is applied by the payment of rent hereunder, be less than the rent payable during that month by Lessee hereunder, then Lessee shall pay such deficiency to Lessor immediately upon demand therefore by Lessor. Such deficiency shall be calculated and paid monthly.

     (g) No re-entry or taking possession of the premises by Lessor pursuant to paragraphs (d) or (e) of this Article 22 shall be construed as an election to terminate this lease unless a written notice of such intention be given Lessee or unless the termination thereof be directed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Lessor because of any default by Lessee, Lessor may at any time after such reletting elect to terminate this lease for any such default.

23. ATTORNEY'S FEES: If any action at law or in equity shall be brought to recover any rent under this lease, or for or on account of any breach of, or to enforce or interpret any of the covenants, terms, or conditions of this lease, or for the recovery of the possession of the leased premises, the prevailing party shall be entitled to recover from the other party as part of the prevailing party's costs a reasonable attorney's fee, the amount of which shall be fixed by the court and shall be made a part of any judgment rendered.

24. INSURANCE: (a) Lessee agrees at all times during the term of this lease and at his sole expense to keep all trade fixtures and equipment and all merchandise of Lessee or any subtenant of Lessee that may be in the premises from time to time, insured by licensed insurance carrier rated B or better, against loss or damage by fire and the extended coverage hazards for an amount that, in Lessee's judgment, will insure the ability of Lessee and his subtenants, if any, to replace such trade fixtures, equipment, and merchandise.

     (b) Lessee further agrees to maintain in effect throughout the term of this lease personal injury liability insurance covering the premises and its appurtenances and sidewalks fronting thereon, including the sidewalk area used for pedestrians or vehicular travel entering or leaving the premises, in the amount of One Hundred Thousand ($100,000.00) Dollars for injury to or death of any one person and Three Hundred Thousand ($300,000.00) Dollars for injury to or death of any number of persons in one occurrence, and property damage liability insurance in the amount of Ten Thousand ($10,000.00) Dollars against all liability. THE INSURANCE POLICY OR POLICIES OF SUCH COVERAGE SHALL NAME LESSOR AS CO-INSURED; AND LESSEE SHALL PROVIDE LESSOR WITH A CERTIFICATE OF INSURANCE ACCORDINGLY WITHIN TWO (2) WEEKS OF EXECUTING THIS LEASE.

     (c) The cost of all insurance herein provided to be carried by Lessee shall be at the sole cost of Lessee.

25. HOLD HARMLESS. (a) Lessee shall indemnify and hold harmless Lessor against and from any and all claims arising from Lessee's use of the premises or from the conduct of its business or from any activity, work or other things done, permitted, or suffered by Lessee in or about the premises, and shall further indemnify and hold harmless Lessor against and from any and all claims arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this lease or arising from any act or negligence of Lessee or any officer, agent, employee, guest, or invitee of Lessee and from all costs, attorney's fees, and liabilities incurred in or about the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Lessor by reason of such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor.

     (b) Lessee, as material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in, upon, or about the premises from any cause other than Lessor's negligence, and Lessee hereby waives all claims in respect thereof against Lessor. Lessee shall give prompt notice to Lessor in case of casualty or accidents in the premises.

     (c) Lessee shall not record or allow any agency, lender firm or other person to record any document against the leased premises, the Center, or Lessor without the prior written knowledge and consent of Lessor. Any document so recorded shall be considered fraudulent recording and recordation will be vacated by Lessor at Lessee's expense.

26. LIMIT OF LESSOR'S LIABILITY: Lessor's liability under the lease is limited solely to its interest in the building or property in which the leased premises are located without liability on the part of the individual officers, directors, and Limited Partners.

27. SUBORDINATION: (a) This lease, at Lessor's option, shall be subordinate to any mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the real property of which the premises are a part and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements, and extensions thereof. Notwithstanding such subordination, Lessee's right to quiet possession of the premises shall not be disturbed if Lessee is not in default and so long as Lessee shall pay the rent and observe and perform all of the provisions of this lease, unless this lease is otherwise terminated pursuant to its terms. If any mortgagee or trustee shall elect to have this lease prior to the lien of its mortgage or deed of trust and shall give written notice thereof to Lessee, this lease shall be deemed prior to such mortgage or deed of trust, whether this lease is dated prior or subsequent to the date of said mortgage or deed of trust or the date of recording thereof.

     (b) Lessee shall attorn to the purchaser upon any foreclosure or sale and recognize such purchaser as the Lessor under the lease.

     (c) Lessee agrees to execute any documents required to effectuate such subordination or to make this lease prior to the lien of any mortgage or deed of trust, as the case may be. And if the Lessee does not return the required document within a ten (10) day period, Lessee is considered to be in automatic default under the lease, and furthermore, that the matters stated in the document are deemed to be true.

28. NOTICE OF NON-OCCUPANCY: Lessee agrees to notify Lessor in writing if at any time during the term of this lease the leased premises are to be unoccupied for more than five (5) consecutive days.

29. ASSIGNMENT AND SUBLETTING: Lessee agrees not to assign this lease, or sublet the leased premises or any part thereof, or encumber his leasehold estate, or any interest therein, or permit the same to be occupied by another, either voluntarily or by operation of law, without first obtaining the written consent of Lessor or his duly authorized agent, which consent shall not be unreasonably withheld. It is also agreed that the giving of the written consent required on any one or more occasions shall not thereafter operate as a waiver of the requirement of written consent on any one or more subsequent occasions, but that written consent must first be obtained before any assignment, sublease, or encumbrance of the leased premises can ever be made or another permitted to occupy the same. Lessor will not approve any sublease unless said sublease conforms to the following conditions:

     (a) Rent shall be commercially reasonable, payable in monthly installments.

     (b) Subtenant shall be required to attorn to Lessor upon termination of this lease for any cause prior to fulfillment of term.

     (c) Sublease shall not be for a term longer than is provided in the within lease.

     (d) Should Lessee be in default in payment of rent hereunder, subtenant shall, upon notice from Lessor of such default, make all subsequent payments of rent for said sublease to Lessor, without liability therefore to Lessee, and Lessor shall credit such payments upon rent due from Lessee.

     (e) Should sublease require, or should subtenant make any payments for advance rent in a sum greater than one month's rent, such payment shall be made to Lessor to be held by Lessor and credited upon rent due hereunder in a monthly amount equal to the rental charged for such subtenancy.

     (f) Subtenant shall be required to comply with all appropriate terms and conditions of this lease, and a copy of this lease shall be made a part of paid sublease by attachment thereto.

30. HOLDING OVER: Any holding over after the expiration of term of this lease, with the consent of Lessor, either expressed or implied, shall be construed to be a tenancy from month-to-month at a fixed monthly rental equal to the last month's rent paid during the term of this lease, including any additional rent paid, plus twenty percent (20%), and shall otherwise be on the same terms and conditions as herein provided. This article shall be in effect only if Lessee fails to desire new lease. When a month-to-month tenancy exists, Lessee must give a thirty (30) day written notice to vacate. If a notice is received by Lessor any time in the month AFTER THE FIRST of the month, the 30-day notice will take effect on the first of the FOLLOWING month.

31. CUMULATIVE REMEDIES: It is agreed that the rights and remedies given to Lessor by this lease are cumulative and are not intended and shall not operate to deprive Lessor of any other rights or remedies available to him, whether in law or equity or pursuant to special proceedings.

32. BINDING ON HEIRS: It is agreed that all covenants, agreements, provisions, terms, and conditions of this lease shall inure to the benefit of and be binding upon the heirs, successors, legal representatives, and assigns of the respective parties hereto as fully as though they were in each case specifically mentioned.

33. SALE BY LESSOR: In the event of a sale or conveyance by Lessor of the building or the premises or any part containing the premises, Lessor shall be released from future liability upon any of the covenants and conditions, expressed or implied, in favor of lessee, and, in such event, Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this lease.

34. ALTERATIONS, ADDITIONS, OR IMPROVEMENTS: Lessee shall not make any alterations, improvements, or additions to the premises without first obtaining Lessor's permission in writing. Any such improvements or additions shall, at the option of the Lessor, become a part of the realty and become the property of Lessor upon termination of this lease. If Lessor shall deem removal, Lessee shall put that part of the leased premises into like condition as existed prior to the installation of such alteration, addition, or fixture or be financially responsible for said cost and rent during restoration. Lessee shall pay promptly all charges for such labor and materials furnished as may become a lien upon the premises, and shall, prior to instituting any work of such kind, provide to Lessor notice of the expected date of commencement so that Lessor may, and is hereby authorized to, post such notices of non-responsibility as Lessor deems necessary and appropriate. Lessee shall, upon termination of this lease, and at option of Lessor, remove such trade fixtures as have been installed and repair any damage to the premises caused by such removal.

35. EMINENT DOMAIN: (a) In the event of any eminent domain, condemnation, or street widening proceedings, or purchase under threat of condemnation by public authority, any monies payable as compensation for the taking of, or damage to, any portion of the leased premises shall be the absolute property of Lessor, and Lessee shall have no interest therein.

     (b) If the premises or any part thereof are taken by right of eminent domain, or purchase in lieu thereof, the proceeds awarded as damages, or as the purchase price in lieu thereof, shall be apportioned among the parties as their interest may appear. Should such taking result in diminishment of floor area in excess of twenty-five (25%) percent, this lease shall terminate, and both parties shall be relieved of further liability. In the event a partial taking results in such damage to the premises as can be repaired within three
(3) months of said taking, and the premises restored to a condition reasonably suitable to Lessee's enterprise, this lease shall remain in force, providing such repairs are promptly made and there be granted to Lessee proportional abatement of rent for the space and time lost. The determination as to whether such repairs can be made shall be at Lessor's discretion.

36. DAMAGE OR DESTRUCTION: In the event that the premises or the building in which the premises are located is partially or completely damaged or destroyed, or declared unsafe or unfit for occupancy by any authorized public authority for any reason other than Lessee's act or use of occupation, which declaration requires repairs to either said premises or the building in which the premises are located, the rights and obligations of Lessee and Lessor shall be as follows:

     (a) If the damage is covered under fire and extended coverage insurance carried by Lessor, Lessor shall repair such damage as soon as is reasonably possible, and this lease shall continue in full force and effect.

     (b) In the event that such damage is not covered by fire and extended coverage insurance carried by Lessee, Lessor shall repair such damage, provided that such damage or destruction does not exceed twenty (20%) percent of the then-replacement value or the improvements on the premises, exclusive of trade fixtures, equipment, and foundations. If such damage exceeds twenty (20%) percent of the then-replacement value, Lessor may elect not to restore by written notice to Lessee to terminate this lease, said written notice shall be given within thirty (30) days from the date of damage or destruction and, if not given, Lessor shall be deemed to have elected to restore the damage and destruction and shall repair any damage as soon as reasonably possible.

     (c)  Notwithstanding anything contained,

          (i) if the premises are damaged or destroyed to any extent during the last three (3) years of the term of this lease;

         (ii) if the uninsured portion of such damage exceeds twenty (20%) percent of the then-replacement value of the building of which the premises constitute all or a part;

        (iii) if over fifty (50%) percent of Lessee's premises shall be damaged or destroyed at any time, Lessor may at Lessor's option, cancel and terminate this lease as of the date of the occurrence of such damage by delivery of written notice to Lessee within forty-five (45) days after the date of the occurrence of such damage or destruction of Lessors' election to so terminate.

     (d) If Lessor elects or is required to make repairs, Lessee shall be entitled to a proportionate reduction in rent during the time in which the repairs are being made, to the extent that Lessee is deprived of the use of the premises.

     (e) Lessor's obligation to restore shall not include the restoration or replacement of Lessee's trade fixtures, equipment, merchandise, or any improvements or alterations made by Lessee to the premises. Lessee shall restore and replace the same in the event that Lessor is obligated or elects to repair any damage or destruction of the premises.

37. WAIVERS: It is agreed that any waiver by Lessor of any breach of any one or more of the covenants, conditions, or agreements of this lease shall not be construed to be a waiver of any subsequent or other breach of the same or any other covenant, condition, or agreement; nor shall any failure on the part of Lessor to require exact or full, complete and explicit compliance with any of the covenants, conditions, or agreements in this lease be construed as in any manner changing the terms hereof, or to stop Lessor from enforcing the full provisions hereof, nor shall the terms of this lease be changed or altered in any way whatsoever, other than by written amendment, signed by both parties.

38. WHOLE AGREEMENT: This lease represents the whole agreement as to the hiring of the premises, and may be modified only by an instrument in writing signed by the parties hereto.

39. LAW APPLICABLE: This agreement shall be interpreted and construed in accord with the laws of the State of California.

40. SURRENDER OF LEASE: The voluntary surrender of this lease by Lessee shall not work a merger.

41. PARTIAL INVALIDITY: Any provision of this lease which shall prove to be invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision hereof, and such other provisions shall remain in full force and effect.

42. RULES AND REGULATIONS: Lessee agrees to observe faithfully, and comply strictly with, the Rules and Regulations attached to this lease as Exhibit D and hereby made a part hereof, and such other rules and regulations, promulgated from time to time by Lessor, as in his judgment are necessary for the safety, care and cleanliness of the building or the preservation of good order therein. Lessor shall not be liable to Lessee for violation of such rules and regulations by any other tenant, its servants, employees, agents, visitors, or licensees.

43. DRAPES: Lessee shall only install in the premises those window coverings or drapes which have been approved by Lessor in writing.

44. FIRE EXTINGUISHER: Lessee shall have a suitable fire extinguisher mounted and accessible on the premises with an updated inspection tag on the extinguisher.

45. SIGNS: Lessee may affix and maintain upon the glass panes and supports of the show windows and within twelve (12) inches or any window and upon the exterior walls of the premises only such signs, advertising placards, names, insignia, trademarks, and descriptive material as shall have first received the written approval of Lessor as to type, size, color, location, copy nature, and display qualities. Anything to the contrary in this lease notwithstanding, Lessee shall not affix any sign to the roof.

Lessee shall however, erect one sign on the front of the premises not later than the date Lessee opens for business, in accordance with a design to be prepared by Lessee and approved in writing by Lessor. If sign standardization criteria are in effect for said premises, such criteria shall take precedence.

46. JOINT & SEVERAL LIABILITY: If there be more than one Lessee, the obligations hereunder imposed upon Lessee shall be joint and several. If there be a guarantor of Lessee's obligations hereunder, the obligations hereunder imposed upon Lessee shall be the joint and several obligations of Lessee and such guarantor and Lessor need not first proceed against the Lessee hereunder. The Guarantor and/or Co-Lessees further jointly and severally covenant and agree to pay all expenses and fees, including attorneys' fees which may be incurred by the Lessor in the enforcement of the terms and conditions of this lease.

47.  RENT SCHEDULE:
  August 1, 1995 thru July 31, 1996 - $7,740.00 per month
  August 1, 1996 thru July 31, 1997 - $8,049.60 per month
  August 1, 1997 thru July 31, 1998 - $8,172.10 per month
  August 1, 1998 thru July 31, 1999 - $8,875.20 per month

48.  RENEWAL OPTIONS:  For consideration of this lease, Lessee shall have one
(1) two-year option to renew the lease on the same terms and conditions herein except rental rate, provided Lessee is not in default of any of the covenants and conditions herein expressed. Rental rate shall be determined to be market rate at that time, and consistent with other like properties in Sorrento Valley so determined and mutually agreed to by both parties and if not agreed by both parties, shall be determined by an Independent Appraiser or Broker. This option shall be exercised by written notice to Lessor at least sixty (60) days prior to the expiration date of the lease, and if not exercised by that date shall be considered null and void.

49.  FIRST RIGHT OF REFUSAL:
Lessee shall have first right of refusal on the remaining adjacent space (7,100 Sq. Ft.) located in 4031 Sorrento Valley Blvd. Lessee will be notified within five (5) days of receipt of offer to lease. Lessee shall have two (2) weeks to notify lessor in writing, of its intention to lease the remaining premises after receiving notice from Lessor, and if not exercised in that time shall become null and void. The rental rate will be the same rate per square foot that Lessee is currently paying at the time the first right of refusal is exercised. Lessor and Lessee agree the improvements provided to the remaining 7,100 Sq. Ft. by Lessor will be limited to the following:

New flooring (where needed), paint, cleaned and other cosmetic changes as required, subject to mutual agreement between the parties.

50.  MODIFICATIONS TO PREMISES:
The following modifications and improvements shall be completed in the premises prior to August 1, 1995. Lessor agrees to pay up to $30,000.00 for said improvements and Lessee agrees to pay for any improvements or costs over $30,000.00. Any unused monies less than $30,000.00 shall be credited to future or other improvements not specified herein, up to the expiration of the lease term. See attached floor plan.

                              TENANT IMPROVEMENTS

EXISTING 7,400 SQ. FT.
----------------------
1. Move shipping wall out five (5) feet and widen existing door opening-demo where noted.
2.   Move A/C ducts out to area 1 and relocate it to area 3 and 4.
3.   Install vent in area 1 with fan.
4.   Add double doors between area 1 and 3 with weather stripping.
5.   Install a 5' wide sliding glassdoor between area 3 and 4.
6.   Vent fume hood to roof in area 5 with fan providing adequate air flow.
7.   Install cabinets in two existing restrooms.
8.   Add six (220) plugs on west wall area 1 - (moved from another area).
9.   Demo wall in area 1.
10.  Add 12 (110) drops as shown on plan - 3 circuits (36 drops).
11.  Add 9 (110) drops as shown on plan.
12.  Add 16 (110) outlets on a power strip.
13.  Area 4 - Add 2 (220 3-phase) outlets to area 4.
14.  Area 5 - Install drain and water outlet.
15.  Clean/shampoo carpets and buff/wax tile in existing space (7,400 Sq.
     Ft.).
16.  Move 100 amp panel.
17.  Touch up paint.
EXPANSION AREA 5,500 SQ. FT.
----------------------------
1.   New walls as shown on plan and demo.
2.   Install doors and new walls where needed.
3.   Flooring - as noted on plan, replace, buff and wax tile where needed.
4.   SEN room - water source.
5.   Construct kitchen area with counter top - double sink and disposal.
6.   Add adequate 110 outlets in new walls - 3 circuits.
7.   Repair and clean restrooms and janitorial area.
8.   Repair all roof ventilators.
9.   Paint entire space.
10.  Replace ceiling tile where needed.
11.  Check out and repair all mechanical units (HVAC, lighting etc.)

51.  ELECTRICITY:
Lessee shall, upon commencement of lease, transfer the SPACE gas and electric accounts (#15-9419-1290-04 and #15-9419-1292-01) to Lessee's name. Lessor shall reimburse Lessee each month for electric use for exterior lights and common area, in accordance with the subpanel meter reading.

Time and punctual and strict performance are each hereby declared to the essence of this lease and of each and all of its covenants and conditions.

IN WITNESS WHEREOF, Lessor and Lessee have executed this lease as of the day and year first above written.


SPACE ELECTRONICS, INC.                ARVCO REALTY, Agent for Lessor



/s/ Bob Czajkowski                      /s/ Steve Turner
-------------------------------        -------------------------------
Bob Czajkowski, President/Owner        Steve Turner


Date:  5/22/95
-------------------------------

PERSONAL GUARANTEE:

Bob Czajkowski, owner of Space Electronics, Inc. shall personally grant Lessor a limited guarantee for the performance of this lease, and Lessor may proceed forthwith against said guarantor for the Breach by Lessee of any obligation hereby guaranteed without first taking action against Lessee. The limited personal guarantee shall be limited to one year's rental payments after default and shall equal to 12 months rental payments of the rent schedule. This guarantee shall insure to the benefit of and bind, as the case may require, its successor, assigns, heirs, executors and administrators.

/s/ Bob Czajkowski
-------------------------------
Bob Czajkowski

Date:  5/22/95
-------------------------------


-------------------------------
David Struber

                         EXHIBIT B

                  RULES AND REGULATIONS

1. USE: All activities connected with the Tenant's use of the leased premises shall be only for those purposes defined in the lease. No work or storage of any kind including vehicles, shall be allowed in the parking lot or exterior entrance of the leased premises. Vehicle cleaning, maintenance or repair of any kind is prohibited. Pallets may not be stored against the building or in the parking lot.

2. LOCKS AND KEYS: No additional locks shall be placed upon any exterior or interior door by Lessee, nor shall any changes be made to existing locks or mechanism thereof without first obtaining Lessor's permission in writing. Any such locks installed shall become part of the realty.

3. WIRING: No additional electric wiring shall be installed except with prior written approval by Lessor. All electrical operations or additions shall be completed under permit. All electrical wires shall be installed in conduits.

4. DOORS AND WINDOWS: Doors shall not be defaced by signs, nails or other means. Windows shall be kept clean and free of signs or other obstructions, except approved drapes or mini blinds.

5. PLUMBING: Water closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no rubbish, rags, paper towels, coffee grounds or other substances shall be thrown therein. All damage resulting from any misuse of the plumbing fixtures shall be repaired at Tenant's expense. If damage occurs in the main sewer line and is traceable to a certain tenant, responsible tenant shall be required to pay said cost.

6. SOLICITATION: Canvassing, soliciting, and peddling in the Center are prohibited; each Tenant shall cooperate to prevent the same by informing Lessor and requesting such person to vacate the complex.

7. PARKING: Lessor has provided non-assigned limited parking that may be used by Lessee, Lessee employees, and customers. Parking is limited to daily use and cannot be used for overnight storage of vehicles of any kind with the exception of one company van for which Lessor agrees to mark a reserved space. Lessor also agrees to mark off two additional reserved spaces for the exclusive use of Lessee.

8. ANIMALS: No animals, birds, or pets of any kind shall be permitted, kept or harbored in the leased premises or common area of the Center.

9. ADVERTISING MEDIUM: No use of advertising medium that shall be a nuisance to Lessor or other tenants is allowed. No noise, music or other sounds shall be permitted at any time in such a manner as to disturb or annoy other tenants.

10. USE OF SPACE: No space demised to any Tenant shall be used, or permitted to be used, for lodging or sleeping or for any immoral or illegal purpose.

11. NSF CHECKS: In the event Tenant's rental payment check is returned to Lessor for N.S.F. (bounced), Lessor will accept as payment only a cashier's check or money order which shall include the amount of a late charge as provided in the lease and a $20.00 return check service charge.

12. LEASE EXTENSIONS OR RENEWALS: Prior to the termination of this lease, should Lessee hire a leasing agent or other third party to assist Lessee in negotiating a lease extension or lease renewal with Lessor, all costs for said third party services will be the sole responsibility of Lessee. The Lessor may assume financial responsibility for the third party services if and only if all three of the following conditions exist:

    (a) Lessee has previously contacted Lessor requesting a lease extension or renewal.

    (b) Lessee and Lessor have failed to reach a satisfactory agreement after fourteen (14) days of sincere negotiation.

    (c) The terms and conditions negotiated by the Lessee's third party are considered more favorable to Lessee than the one Lessor previously offered.

13. VACATING LEASED PREMISES: Provided the lease has expired, or proper written notice was given to Lessor on a month-to-month tenancy, or the termination of the lease has been warranted through other provisions in the lease, rent stops accruing when Lessee has vacated the suite AND all keys have been turned in to Lessor.

14. ODORS: No Tenant shall cause or permit any unusual or objectionable odors to be produced upon or emanate from the leased space.

15. AUGMENTATION: Lessor reserves the right to rescind, amend, alter, or waive any of the foregoing Rules and Regulations at any time when its judgement deems it necessary, desirable or proper for its best interest and for the best interest of the Tenants, and no such rescission, amendment, alteration, or waiver of any rule or regulation in favor of one Tenant shall operate as an alteration or waiver in favor of any other Tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant of any of these Rules and Regulations at any time.

16. EQUIPMENT: No equipment (i.e. hand trucks, fork lift, etc.) shall be used in a manner that will damage sidewalks or paving. Should the sidewalks or paving be damaged by Lessee, Lessor at his option will repair such damage at Lessee's expense.

17. PREMISES: The premises shall be maintained in a clean and sanitary condition at all times. Lessee shall dispose of all rubbish and trash in an approved dumpster. No trash generated off premises or from non-normal use shall be placed into dumpster provided within the Center. All boxes shall be out up and placed flat in the trash container. No drums, pallets, or large objects may be placed next to or in the dumpster for pickup.

18. FIRE EXTINGUISHERS: An adequate number of suitable fire extinguishers shall be maintained on the premises for use in case of fire.

19. SPEED LIMIT: The speed limit throughout the Center is 10 miles per hour. Violations, at the option of Lessor, will be excluded from driving and parking within the complex.

20. ANTENNAS: No communication Antenna shall be erected on the roof or exterior walls of the premises, or on the grounds without prior written consent of Lessor. An aerial satellite antenna so installed without written consent shall be subject to removal by Lessor without prior notice. The cost of such removal and repair of damage, if any, shall be at the expense of Lessee.

21. ADVERTISEMENTS: No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of Tenant's premises so as to be visable from the exterior without prior written consent of Lessor. Lessor hereby consents to give Lessee the right to install a sign in front of the property with Lessee's name, address, and direction indications at Lessee's expense with prior written approval from Lessor.

22. TIE-INS: No Tenant shall tie-in or permit others to tie-in to the electrical or water supply within the premises without written consent from Lessor.

23. OBSTRUCTION: Sidewalks and entryway shall not be obstructed or used for any other purposes than for ingress and egress.

24. ROOF DAMAGE: Roof damage occurs each time someone walks on the roof. Tenants access to the roof is limited to the repair and maintenance of air conditioning unit. Lessor reserves the right to charge Tenant for excessive use of the roof to the extent of damage caused by such use.



I have read and understood the Rules and Regulations which will become part
of lease executed on     5/22/95   , 1995.
                     --------------

/s/ Bob Czajkowski
----------------------
Bob Czajkowski, President/Owner
SPACE ELECTRONICS, INC.



Date:     5/22/95     , 1995.
     -----------------


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                                   [FLOOR PLAN]